Exhibit 10.5

FORM OF INDEMNIFICATION AGREEMENT BETWEEN RAYONIER

ADVANCED MATERIALS INC. AND INDIVIDUAL DIRECTORS OR OFFICERS

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (the “Agreement”) is entered into, effective as of between Rayonier Advanced Materials Inc., a Delaware corporation (the “Company”), and                              (the “Indemnitee”).

WHEREAS, it is essential that the Company attract and maintain responsible, qualified directors and corporate officers; and

WHEREAS, the Indemnitee is a director or corporate officer of the Company; and

WHEREAS, both the Company and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and corporate officers of public companies in today’s environment, as well as the possibility that in certain control situations a threat of litigation may be employed to deter them from exercising their best judgment in the interest of the Company, and the consequent need to allocate the risk of personal liability through indemnification and insurance; and

WHEREAS, the Amended and Restated Certificate of Incorporation of the Company (the “Charter”) and the Amended and Restated Bylaws of the Company (the “Bylaws”) require the Company to indemnify and advance expenses to its directors and officers to the fullest extent permitted from time to time by law and the Indemnitee is willing to serve or continue to serve as a director or corporate officer of the Company provided that he be indemnified as provided herein; and

WHEREAS, in recognition of the Indemnitee’s need for substantial protection against personal liability and of the Indemnitee’s reliance on the Charter and Bylaws, and in part to provide Indemnitee with specific contractual assurance that the protection promised by the Charter and Bylaws will be available to the Indemnitee (regardless of, among other things, any amendment to or revocation of the Charter or the Bylaws or any change in the composition of the Company’s Board of Directors or any acquisition transaction involving the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancement of expenses to the Indemnitee to the fullest extent permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company’s directors and officers liability insurance policies.

NOW, THEREFORE, in consideration of the premises and of the Indemnitee continuing to serve the Company directly or, at its request, another enterprise, and intending to be legally bound hereby, the parties hereto do hereby covenant and agree as follows:

1. Certain Definitions.

(a) Change in Control: Shall mean the occurrence of any one or more of the following events:

(i) subject to the conditions contained in the final paragraph of this definition, the filing of a report on Schedule 13D with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the “Act”) disclosing that any person, other than the Company or any employee benefit plan sponsored by the Company, is the beneficial owner (as the term is defined in Rule 13d-3 under the Act) directly or indirectly, of securities representing 20 percent or more of the total voting power represented by the Company’s then outstanding Voting Securities (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire Voting Securities); or

(ii) the purchase by any person, other than the Company or any employee benefit plan sponsored by the Company, of shares pursuant to a tender offer or exchange offer to acquire any Voting Securities of the Company (or securities convertible into such Voting Securities) for cash, securities, or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner, directly or indirectly, of securities representing 20 percent or more of the total voting power represented by the Company’s then outstanding Voting Securities (all as calculated under clause (i)); or

(iii) the approval by the shareholders of the Company, and the subsequent occurrence, of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation (other than a merger of the Company in which holders of Common Shares of the Company immediately prior to the merger have the same proportionate ownership of Common Shares of the surviving corporation immediately after the merger as immediately before), or pursuant to which Common Shares of the Company would be converted into cash, securities, or other property, or (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or

(iv) a change in the composition of the Board of the Company at any time during any consecutive 24-month period such that “continuing directors” cease for any reason to constitute at least a 70 percent majority of the Board.

For purposes of this definition of “Change in Control,” the term “Voting Securities” means any securities of the Company that vote generally in the election of members of the Board and the term “continuing directors” means those members of the Board who either were directors at the beginning of a consecutive 24-month period or were elected during such period by or on the nomination or recommendation of at least a 70 percent majority of the then-existing Board. So long as there has not been a Change in Control within the meaning of clause (iv) above, the Board may adopt by a 70 percent majority vote of the “continuing directors” a resolution to the effect that the occurrence of an event described in clause (i) (a “Clause (i) Event”) does not constitute a “Change in Control” (an “Excluding Resolution”) or a resolution to the effect that the occurrence of a Clause (i) Event does constitute a “Change in Control” (an “Including Resolution”). The adoption of an Excluding Resolution with respect to any Clause (i) Event shall not deprive the Board of the right to adopt an Including Resolution with respect to such Clause (i) Event at a later date. A Clause (i) Event shall not in and of itself constitute a “Change in Control” until the earlier of (x) the effective date of an Including Resolution with respect thereto or (y) the passage of a period of 30 calendar days after the occurrence thereof without an Excluding Resolution having been adopted with respect thereto; notwithstanding the adoption of an Excluding Resolution within the 30-day period referred to in (y), an Including Resolution may subsequently be adopted with respect to the relevant Clause (i) Event while it continues to exist, in which event a “Change in Control” shall be deemed to have occurred for purposes of this definition upon the effective date of such Including Resolution. The provisions of this paragraph of the definition of “Change in Control” relate only to situations where a Clause (i) Event has occurred and no Change in Control within the meaning of clause (ii), (iii), or (iv) of the preceding paragraph has occurred, and nothing in this paragraph shall derogate from the principle that the occurrence of an event described in clause (ii), (iii), or (iv) of the preceding paragraph shall be deemed an immediate Change in Control regardless of whether or not a Clause (i) Event has occurred and an Excluding Resolution or Including Resolution become effective.

(b) Disinterested Director: Shall mean a director of the Company who is not and was not a party to the matter in respect of which indemnificationis sought by the Indemnitee.

(c) Expenses: Shall mean expenses of every kind incurred in connection with a Proceeding, including counsel fees. Expenses shall include, without limitation, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone and fax charges, postage, delivery service charges, costs associated with procurement of surety bonds or loans or other costs associated with the stay of a judgment, penalty or fine, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

(d) Independent Counsel: Shall mean a lawyer or law firm that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or the Indemnitee in any matter, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(e) Proceeding: Shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal. A “Proceeding” may be instituted by another party, or by or in the right of the Company, or by the Indemnitee. The term “Proceeding” shall also include any preliminary inquiry or investigation that the Indemnitee in good faith believes might lead to the institution of a “Proceeding”.

(f) Reviewing Party: Shall mean, with respect to any determination required by applicable law regarding the Indemnitee’s entitlement to indemnification under this Agreement, any appropriate person or body consisting of (i) if requested by the Indemnitee, by Independent Counsel, or (ii) if no request is made by the Indemnitee for a determination by Independent Counsel, (1) the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors, or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, or (iii) if a quorum of Disinterested Directors so directs, by a majority vote of the Voting Securities.

(g) Voting Securities: Shall mean any securities of the Company which vote generally in the election of directors.

2. Term of Agreement.

This Agreement shall continue until and terminate upon the later of (i) the tenth anniversary after the date that the Indemnitee shall have ceased to serve as a director or officer of the Company (or in any other capacity in respect of which he has rights of indemnification hereunder); or (ii) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder, including any Proceeding commenced by the Indemnitee to enforce the Indemnitee’s rights under this Agreement.

3. Right to Indemnification and Advance; How Determined.

(a) In the event the Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in whole or in part out of) Indemnitee’s present or former status as a director, officer or fiduciary of the Company, or Indemnitee having served at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, joint venture, employee benefit plan, trust or other enterprise, the Company shall indemnify the Indemnitee to the fullest extent permitted by the General Corporation Law of the State of Delaware in effect on the date hereof (and to such greater extent as applicable law may hereafter permit) against the obligation to pay any and all Expenses, liability and loss, judgments, settlements, penalties, or fines (including any interest assessed, and including any excise tax assessed with respect to an employee benefit plan) incurred on account of or with respect to such Proceeding, and such indemnification shall continue in the event the Indemnitee has ceased to be a director, officer, trustee, employee, fiduciary or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. This Agreement shall be effective as well with respect to any such Proceedings which relate to acts or omissions occurring or allegedly occurring prior to the execution of this Agreement.

(b) To obtain indemnification under this Agreement, the Indemnitee shall submit to the Company a written request, together with such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. Upon written request by the Indemnitee for indemnification, a determination, if required by applicable law, with respect to the Indemnitee’s entitlement thereto shall be made by the Reviewing Party. In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the Proceeding for which indemnification is claimed a Change of Control,” in which case the Independent Counsel shall be selected by the Indemnitee unless the Indemnitee shall request that such selection be made by the Board of Directors. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination

(c) To the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Company to provide greater rights to advancement of expenses than said law permitted the Company to provide prior to such amendment or modification), the Indemnitee shall have (and shall be deemed to have a contractual right to have) the right, without the need for any action by the Board of Directors, to be paid by the Company (and any successor of the Company by merger or otherwise) the expenses incurred in connection with any Proceeding in advance of its final disposition, such advances to be paid by the Company within twenty (20) days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking (hereinafter, the “Undertaking”) by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such director or officer is not entitled to be indemnified for such expenses under this Agreement or otherwise.

(d) Notwithstanding anything in this Agreement to the contrary, prior to a Change in Control, the Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding initiated by the Indemnitee unless the Board of Directors has authorized or consented to the initiation of such Proceeding. For purposes of the foregoing sentence, a Proceeding shall not be deemed to have been “initiated” by the Indemnitee where its primary purpose is to enforce the Indemnitee’s rights under this Agreement.

4. Claims.

(a) (1) If a claim for indemnification under Section 3 is not paid in full by the Company within thirty (30) days after a written claim pursuant to Section 3(b) has been received by the Company, or (2) if a request for advancement of expenses under Section 3(c) is not paid in full by the Company within twenty (20) days after a statement pursuant to Section 3(c) and the required Undertaking, if any, have been received by the Company, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim for indemnification or request for advancement of expenses and, if successful in whole or in part, the Indemnitee shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action that, under the General Corporation Law of the State of Delaware, the Indemnitee has not met the standard of conduct which makes it permissible for the Company to indemnify the Indemnitee for the amount claimed or that the Indemnitee is not entitled to the requested advancement of expenses, but (except where the required Undertaking, if any, has not been tendered to the Company) the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the Indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Company (including its Board of Directors, Independent Counsel or stockholders) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

(b) If a determination shall have been made pursuant to Section 3(b) that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to Section 4(a) above.

(c) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 4(a) that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in such proceeding that the Company is bound by all the provisions of this Agreement.

(d) If there has been a Change in Control and any dispute arises under this Agreement, the parties agree that at the Indemnitee’s option such dispute shall be resolved by binding arbitration proceedings in accordance with the rules of the American Arbitration Association and the results of such proceedings shall be conclusive on both parties and shall not be subject to judicial interference or review on any ground whatsoever, including without limitation any claim that the Company was wrongfully induced to enter into this agreement to arbitrate such a dispute. The Company shall pay the cost of any arbitration proceedings under this Agreement. The Indemnitee shall be entitled to advancement of his Expenses in connection with such proceedings and, notwithstanding anything to the contrary in subsection (c) above, the Indemnitee shall be obligated to reimburse the Company for his Expenses in connection with such arbitration proceedings only if it is finally and specifically determined by the arbitrators that the Indemnitee’s position in initiating the arbitration was frivolous and completely without merit.

(e) Considering that a fundamental purpose of this Agreement is to provide for and ensure the timely advance of an Indemnitee’s Expenses in any event, if there is a Change of Control and the Indemnitee must commence arbitration proceedings to secure an advance of his Expenses, the arbitrators shall have discretion to award punitive damages to the Indemnitee if it is found that the Company’s failure to advance the Indemnitee’s expenses makes such an award appropriate in the circumstances.

5. Success; Partial Indemnity, etc. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any or all claims made against him in a Proceeding or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnitee shall be indemnified against all Expenses incurred in connection therewith. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, settlements, penalties or fines paid as a result of a Proceeding but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

6. Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the person or persons or entity or body making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement and the burden of overcoming such presumption by clear and convincing evidence shall be on the Company. The termination of any claim, action, suit or proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee’s activities were at the time taken known or believed by him to be clearly in conflict with the best interests of the Company, or that a court has determined that indemnification is not permitted. In addition, neither the failure of the Reviewing Party to have made a determination as to the Indemnitee’s state of mind, nor an actual determination by the Reviewing Party that the Indemnitee had a state of mind prior to the commencement of arbitration (if applicable) or legal proceedings to secure a determination that the Indemnitee should be indemnified under this agreement and applicable law, shall be a defense to the Indemnitee’s claim or create a presumption of any kind. The knowledge and/or actions, or failure to act, of any director, officer, agent, fiduciary or employee of the Company shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement.

7. Nonexclusivity, Etc. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the Charter, Bylaws, the General Corporation Law of the State of Delaware, any other agreement, a vote of shareholders or a resolution of the Board of Directors or otherwise. To the extent that a change in the General Corporation Law of the State of Delaware (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Charter, Bylaws and this Agreement, it is the intent of the parties that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

8. Contribution. In the event the indemnification provided for in Section 3 of this Agreement is unavailable to the Indemnitee in connection with any Proceeding under any Federal law, the Company, in lieu of indemnifying the Indemnitee, shall contribute to the Expenses incurred by the Indemnitee in such proportion as deemed fair and reasonable by the Reviewing Party, in light of all the circumstances of the Proceeding giving rise to such Expenses, in order to reflect (i) the relative benefits received by the Company and the Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Proceeding, and (ii) the relative fault of each.

9. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, the Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

10. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against the Indemnitee, the Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

11. Procedures Valid. The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Agreement that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. If a determination is made that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration.

12. Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

13. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute an appropriate document in favor of the Company to secure such rights.

14. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Proceeding to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, the Charter, Bylaws or otherwise) of the amounts otherwise indemnifiable hereunder.

15. Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger or consolidation or otherwise to all or substantially all of the business and/or assets of the Company), spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director or corporate officer of the Company or of any other entity at the Company’s request. In the event of his demise, this agreement shall be enforceable by the Indemnitee’s legal representatives as fully as if the Indemnitee had survived.

16. Severability; Headings; Pronouns. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. The masculine pronoun wherever used in this Agreement includes the corresponding feminine pronoun.

17. Notice of Proceedings; Notices. The Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) on the third business day after mailing if mailed by certified or registered mail with postage prepaid, and addressed as follows: If to the Indemnitee, as shown after the Indemnitee’s signature below; and if to the Company, to Corporate Secretary, Rayonier Advanced Materials Inc., 1301 Riverplace Boulevard, Jacksonville, FL 32202 or such other address as may have been furnished in writing to the Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

18. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first above written.

“Company” RAYONIER ADVANCED MATERIALS INC.

By:

“Indemnitee”

By: